EXHIBIT 23.2.2
Consent of Independent Registered Public Accounting Firm
Interface, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Prospectus and Prospectus Supplement constituting a part of this Registration Statement, as amended, of our reports dated March 10, 2006, relating to the consolidated financial statements, the effectiveness of Interface, Inc.’s internal control over financial reporting, and schedule of Interface, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 1, 2006.
We also consent to the reference to us under the caption “experts” in the Prospectus and Prospectus Supplement.
Atlanta, Georgia
October 26, 2006